Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-41306)

2.	Registration Statement (Form S-3 No. 333-143033)

3.	Registration Statement (Form S-3 No. 333-157647)

4.	Registration Statement (Form S-4 No. 333-147473)

5.	Registration Statement (Form S-8 No. 333-155289) pertaining to 2008 Employee Stock Purchase Plan

6.	Registration Statement (Form S-8 No. 333-69236) pertaining to 2001 Equity Participation Plan

7.	Registration Statement (Form S-8 No. 333-46734) pertaining to 1999 Equity Participation Plan

8.	Registration Statement (Form S-8 No. 333-139006) pertaining to 2001 Equity Participation Plan, as Amended and Restated on May 16, 2002

of our reports dated February 26, 2010 with respect to the consolidated financial statements of SBA Communications Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of SBA Communications Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

West Palm Beach, Florida

February 26, 2010